Exhibit 99.1

ARRIS Announces Preliminary and Unaudited Third Quarter 2018 Results

Conference call details have changed

SUWANEE, Ga., November 8, 2018 – ARRIS (NASDAQ: ARRS) today announced preliminary and unaudited financial results for the third quarter 2018. In a separate release issued today, ARRIS and CommScope (NASDAQ: COMM) announced an agreement under which CommScope will acquire ARRIS in an all-cash transaction for $31.75 per share, or a total purchase price of approximately $7.4 billion, including the repayment of debt.

As a result of this announcement, ARRIS has cancelled the third quarter 2018 earnings conference call scheduled for 5:00 PM EST today. ARRIS has also suspended any previously issued guidance.

ARRIS and CommScope will host a joint conference call today at 8:30 a.m. EST to discuss the transaction. The conference call can be accessed by dialing +1 884 397-6169 (U.S. / Canada) or +1 478-219-0508 (International) and giving the passcode 1458698.

A live webcast of the conference call will be available on the investor relations section of ARRIS’s website at www.ARRIS.com. A replay will also be made available for a limited period of time following the conference call on the ARRIS website at www.ARRIS.com.

Third Quarter 2018 Financial Highlights

•	Revenues were $1.651 billion

•	GAAP net income was $0.26 per diluted share

•	Adjusted net income (a non-GAAP measure) was $0.68 per diluted share

•	End-of-quarter cash resources were $520 million

Revenues were $1.651 billion in the quarter and $4.955 billion through the first nine months of 2018.

GAAP net income in the quarter was $0.26 per diluted share. Through the first nine months of 2018, GAAP net income was $0.38 per diluted share.

Adjusted net income (a non-GAAP measure) in the quarter was $0.68 per diluted share. Through the first nine months of 2018, adjusted net income was $2.14 per diluted share.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and can be found on the Company’s website (www.ARRIS.com).

Cash & Cash Equivalents - The Company generated $221 million of cash from operating activities during third quarter 2018 and ended the quarter with $520 million of cash resources.

The Company repurchased approximately 13.9 million ordinary shares for $353 million YTD through November 7, 2018.

Full results will be filed in our 10Q following market close.

Forward-Looking Statements

Statements made in this press release, including those related to revenues and net income for the fourth quarter 2018, the proposed ARRIS and CommScope transaction and 2019 growth expectations, share repurchases, cost initiatives, the general market outlook and industry trends are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:

•	projected results for the fourth quarter 2018, as well as the general outlook for 2019, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;
•	volatility in component pricing and supply could impact revenues and gross margins more than currently anticipated;
•	fluctuations in share price or reductions in free cash flow may impact the volume of share repurchases;

•	recently enacted tariffs on imports from China could have a material adverse impact on our financial results;
•	the anticipated benefits from the Ruckus Networks acquisition may not be realized;
•	volatility in currency fluctuation may adversely impact our international customers’ ability or willingness to purchase products and the pricing of products;
•	impacts of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union, could have an adverse impact on results of operations;
•	regulatory changes, including those related to recently completed changes to the U.S. income tax code, could have an adverse impact on operations and results of operations;
•	the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; and
•	the Company’s customers operate in a capital-intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers.

Statements regarding the proposed ARRIS and CommScope transaction are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay a termination fee under the acquisition agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the proposed acquisition; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2018. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding the Transaction Will Be Filed With The SEC

In connection with the proposed ARRIS and CommScope transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as the Company’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov or at ARRIS’ website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement when it is filed.

The Company is organized under the laws of England and Wales. Some of the officers and directors of ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to ARRIS and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

About ARRIS

ARRIS (NASDAQ: ARRS) is powering a smart, connected world. The company’s leading hardware, software and services transform the way that people and businesses stay informed, entertained and connected. For more information, visit www.ARRIS.com.

For the latest ARRIS news:

•	Check out our blog: ARRIS EVERYWHERE
•	Follow us on Twitter: @ARRIS

Contact:

Bob Puccini

Investor Relations

+1.720.895.7787

ARRIS, the ARRIS logo and E6000 are trademarks of ARRIS International plc and/or its affiliates. All other marks are the property of their respective owners. © 2018 ARRIS Enterprises LLC. All rights reserved.

ARRIS INTERNATIONAL PLC

 PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

ASSETS

Current assets:
Cash and cash equivalents	$480,756	$501,410	$506,240	$487,573	$1,379,827
Short-term investments, at fair value	39,640	46,698	36,804	23,874	33,309
Total cash, cash equivalents and short term investments	520,397	548,109	543,044	511,447	1,413,136

Accounts receivable, net	1,117,641	1,183,360	1,034,608	1,218,089	1,056,225
Other receivables	235,122	192,067	169,681	157,845	145,658
Inventories, net	717,271	803,217	849,069	825,211	775,142
Prepaid income taxes	17,717	10,406	26,409	28,351	41,780
Prepaids	34,125	40,290	36,308	26,644	27,954
Other current assets	201,111	196,014	172,993	145,953	109,567
Total current assets	2,843,385	2,973,463	2,832,112	2,913,540	3,569,462

Property, plant and equipment, net	289,820	299,991	309,457	372,467	347,506
Goodwill	2,261,002	2,259,177	2,336,820	2,278,512	2,016,580
Intangible assets, net	1,488,580	1,580,393	1,583,299	1,771,362	1,406,591
Investments	71,747	69,902	69,858	71,082	73,199
Deferred income taxes	155,193	146,443	131,417	115,436	193,703
Other assets	76,878	72,155	103,525	101,858	57,246
	$7,186,605	$7,401,524	$7,366,488	$7,624,257	$7,664,287

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,100,901	$1,125,619	$1,010,812	$1,206,656	$1,266,214
Accrued compensation, benefits and related taxes	146,964	140,387	113,029	155,966	102,222
Accrued warranty	40,772	38,651	42,434	44,507	45,036
Deferred revenue	115,989	123,590	143,740	115,224	118,598
Current portion of LT debt & financing lease obligations	83,785	83,709	83,633	83,559	89,156
Income taxes payable	4,182	2,093	4,937	6,244	4,420
Other accrued liabilities	356,002	361,315	316,206	321,113	327,099
Total current liabilities	1,848,594	1,875,365	1,714,791	1,933,269	1,952,745
Long-term debt & financing lease obligations, net of current portion	2,053,373	2,074,352	2,095,320	2,116,244	2,112,494
Accrued pension	32,371	31,889	43,443	42,637	54,867
Noncurrent deferred revenue	58,553	58,233	56,041	54,090	34,569
Noncurrent income taxes	112,259	120,987	159,148	144,665	115,434
Deferred income taxes	60,410	62,886	68,825	68,888	83,058
Other noncurrent liabilities	67,534	68,507	71,546	80,430	83,852
Total liabilities	4,233,095	4,292,219	4,209,114	4,440,223	4,437,018

Stockholders' equity:
Ordinary shares	2,621	2,722	2,769	2,768	2,788
Capital in excess of par value	3,439,476	3,424,906	3,392,415	3,387,128	3,367,940
Accumulated other comprehensive (loss) income	(8,655)	(4,649)	12,545	4,552	8,838
Accumulated deficit	(494,706)	(329,731)	(266,264)	(225,881)	(188,375)
Total ARRIS International plc stockholders' equity	2,938,737	3,093,248	3,141,465	3,168,567	3,191,191
Stockholders' equity attributable to noncontrolling interest	14,774	16,056	15,909	15,467	36,078
Total stockholders' equity	2,953,511	3,109,304	3,157,374	3,184,034	3,227,269
	$7,186,605	$7,401,524	$7,366,488	$7,624,257	$7,664,287

 ARRIS INTERNATIONAL PLC

 PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

Net sales	$1,651,248	$1,728,524	$4,955,498	$4,875,799
Cost of sales	1,186,059	1,297,369	3,515,871	3,704,029
Gross margin	465,189	431,155	1,439,627	1,171,770
Operating expenses:
Selling, general, and administrative expenses	162,707	114,407	497,263	332,966
Research and development expenses	156,109	131,593	493,106	397,653
Amortization of intangible assets	88,306	90,162	293,499	274,819
Impairment of goodwill	-	-	3,400	-
Integration, acquisition, restructuring and other costs	5,046	10,836	41,546	30,622
	412,168	346,998	1,328,814	1,036,060
Operating income	53,021	84,157	110,813	135,710
Other expense (income):
Interest expense	23,969	20,211	70,141	63,238
(Gain) loss on investments	(1,400)	839	(1,718)	8,978
Loss (gain) on foreign currency	2,025	(8,543)	6,034	5,570
Interest income	(1,764)	(2,288)	(5,088)	(5,997)
Other (income) expense, net	35	1,434	(25)	2,275
Income (loss) before income taxes	30,156	72,504	41,468	61,646
Income tax benefit	(15,652)	(14,311)	(22,106)	(12,613)
Consolidated net income	45,808	86,815	63,574	74,259
Net loss attributable to noncontrolling interests	(1,271)	(1,505)	(5,659)	(5,299)
Net income attributable to ARRIS International plc	$47,079	$88,320	$69,233	$79,558

Net net per ordinary share (1):
Basic	$0.26	$0.47	$0.38	$0.42
Diluted	$0.26	$0.47	$0.38	$0.42

Weighted average ordinary shares:
Basic	178,106	187,064	182,132	187,878
Diluted	179,337	188,941	183,817	190,264

(1)  Calculated based on net income attributable to shareowners of ARRIS International plc

ARRIS INTERNATIONAL PLC

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

Operating Activities:
Consolidated net income	$45,808	$86,815	$63,574	$74,259
Depreciation	21,430	22,337	65,539	65,340
Amortization of acquired intangible assets	90,181	91,983	299,136	279,961
Amortization of deferred finance fees and debt discount	1,198	1,730	3,620	5,621
Impairment of goodwill	-	-	3,400	-
Deferred income taxes	(12,288)	983	(58,365)	(36,540)
Foreign currency remeasurement of deferred income taxes	509	2,979	530	10,170
Stock compensation expense	20,328	21,111	63,087	62,851
Provision for non-cash warrants	-	3,064	-	8,145
Recovery for doubtful accounts	(145)	(311)	(437)	(559)
Loss on disposal of plant, property and equipment and other	1,539	4,286	1,761	5,876
(Gain) loss on investments and others	(1,400)	838	(1,582)	8,977
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	64,774	(62,808)	85,636	305,212
Other receivables	(43,055)	(12,916)	(77,277)	(72,465)
Inventories	85,150	(115,892)	104,570	(222,733)
Accounts payable and accrued liabilities	(45,327)	95,556	(149,797)	132,437
Prepaids and other, net	(7,712)	(24,021)	16,845	(14,898)
Net cash provided by operating activities	220,990	115,734	420,240	611,654

Investing Activities:
Purchases of investments	(27,145)	(6,000)	(64,454)	(68,250)
Sales of investments	34,089	5,000	45,638	155,301
Purchases of property, plant & equipment, net	(16,975)	(19,489)	(45,621)	(62,389)
Deposit proceeds for sale of property, plant and equipment	20,000	-	50,000	-
Purchases of intangible assets	-	(6,000)	(423)	(6,422)
Other, net	-	-	171	826
Net cash provided by (used in) investing activities	9,969	(26,489)	(14,689)	19,066

Financing Activities:
Proceeds from issuance of debt	-	-	-	30,314
Payment of financing lease obligation	(226)	(185)	(640)	(590)
Payment of debt obligations	(21,875)	(23,737)	(65,625)	(98,976)
Payment for deferred financing costs and debt discount	-	-	-	(1,462)
Repurchase of shares	(220,378)	(20,000)	(331,622)	(146,965)
Repurchase of shares to satisfy employee minimum tax withholdings	(5,938)	(12,477)	(19,917)	(26,359)
Proceeds from issuance of shares, net	188	70	9,206	8,623
Contribution from noncontrolling interest	-	-	2,257	3,500
Net cash used in financing activities	(248,229)	(56,329)	(406,341)	(231,915)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,368)	794	(4,017)	941
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,638)	33,710	(4,807)	399,746
Cash, cash equivalents and restricted cash at beginning of period	502,947	1,347,728	489,116	981,692
Cash, cash equivalents and restricted cash at end of period	$484,309	$1,381,438	$484,309	$1,381,438

Reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets

Cash and cash equivalent	480,757	1,379,827
Restricted cash included in other current assets	760	23
Restricted cash included in other assets	2,792	1,588
Total	484,309	1,381,438

ARRIS INTERNATIONAL PLC

PRELIMINARY ADJUSTED SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q3 2017		Q2 2018		Q3 2018		SEP YTD 2017		SEP YTD 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Sales	$1,728,524		$1,726,540		$1,651,248		$4,875,799		$4,955,498
Highlighted items: Reduction in revenue related to warrants	3,064		-		-		8,145		–
Acquisition accounting impacts of deferred revenue	-		3,307		2,400		-		11,401
Adjusted sales	$1,731,588		$1,729,847		$1,653,648		$4,883,944		$4,966,899

Net income (loss) attributable to ARRIS International plc	$88,320	$0.47	$35,754	$0.19	$47,079	$0.26	$79,558	$0.42	$69,233	$0.38
Highlighted Items: Impacting gross margin:
Stock compensation expense	3,897	0.02	3,809	0.02	3,660	0.02	10,644	0.06	10,722	0.06
Reduction in revenue related to warrants	3,064	0.01	–	–	–	–	8,145	0.04	–	–
Acquisition accounting impacts of deferred revenue	–	–	3,307	0.02	2,400	0.02	–	–	11,401	0.06
Acquisition accounting impacts of fair valuing inventory	–	–	–	–	–	–	908	–	16,971	0.09
Impacting operating expenses:
Integration, acquisition, restructuring and other costs	10,836	0.06	22,844	0.12	5,046	0.03	30,622	0.16	41,545	0.23
Amortization of intangible assets	90,162	0.48	90,485	0.49	88,305	0.49	274,819	1.44	293,498	1.60
Impairment on goodwill and intangible assets	–	–	–	–	–	–	–	–	3,400	0.02
Stock compensation expense	16,316	0.08	19,694	0.11	16,668	0.09	51,308	0.27	52,365	0.28
Noncontrolling interest share of non-GAAP adj	(711)	–	(867)	(0.00)	(885)	–	(2,326)	(0.01)	(4,073)	(0.02)
Impacting other (income)/expense:
Impairment (gain) on investments	(1,821)	(0.01)	–	–	–	–	929	–	–	–
Debt amendment fees	–	–	–	–	–	–	2,782	0.02	–	–
Remeasurement of certain deferred tax liabilities	3,569	0.02	(3,676)	(0.02)	519	–	8,508	0.04	540	0.00
Impacting income tax expense:
Net tax items	(62,698)	(0.33)	(37,387)	(0.20)	(40,666)	(0.23)	(116,884)	(0.61)	(102,594)	(0.56)
Total highlighted items	62,614	0.33	98,209	0.53	75,047	0.42	269,455	1.41	323,775	1.76
Adjusted net income	$150,934	$0.80	$133,963	$0.72	$122,126	$0.68	$349,013	$1.83	$393,008	$2.14
Weighted average ordinary shares - basic		187,064		184,216		178,106		187,878		182,132
Weighted average ordinary shares - diluted		188,941		185,669		179,337		190,264		183,817

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Q3 2017	Q2 2018	Q3 2018	Sep YTD 2017	Sep YTD 2018
Sales - GAAP	1,728,524	1,726,540	1,651,248	4,875,799	4,955,498
Adjustment to revenue related to warrants	3,064	-	-	8,145	-
Acquisition accounting impacts of deferred revenue	-	3,307	2,400	-	11,401
Adjusted Sales - Non-GAAP	1,731,588	1,729,847	1,653,648	4,883,944	4,966,899

GAAP Gross Margin	431,155	498,755	465,189	1,171,770	1,439,627
Acquisition accounting impacts of fair valuing inventory	-	-	-	908	16,971
Acquisition accounting impacts of deferred revenue	-	3,307	2,400	-	11,401
Stock compensation expense	3,897	3,809	3,660	10,644	10,722
Adjustment to revenue related to warrants	3,064	-	-	8,145	-
Adjusted Gross Margin - Non-GAAP	438,116	505,871	471,249	1,191,467	1,478,721

GAAP Gross Margin - %	24.9%	28.9%	28.2%	24.0%	29.1%
Adjusted Gross Margin - Non-GAAP - %	25.3%	29.2%	28.5%	24.4%	29.8%

ARRIS INTERNATIONAL PLC

PRELIMINARY SUPPLEMENTAL OPERATING INCOME TO ADJUSTED DIRECT CONTRIBUTION RECONCILIATION

(in thousands)

(unaudited)

	Q3 2018
	Network & Cloud	CPE	Enterprise	Corp/ Other	Total
Operating income (loss)	173,577	12,233	103	(132,892)	53,021

Add:
Amortization of intangible assets	24,724	47,096	15,669	817	88,306
Integration, acquisition, restructuring & other costs	836	2,823	623	764	5,046

Direct contribution (1)	199,137	62,152	16,395	(131,311)	146,373

Adjustments:
Allocated costs (2)	(28,662)	(19,344)	(5,533)	53,539	-
Stock compensation expense	7,917	5,298	3,343	3,770	20,328
Depreciation expense	7,000	7,107	3,149	4,174	21,431
Adjusted direct contribution	185,393	55,213	17,354	(69,828)	188,131

(1) Defined as gross margin less direct operating expenses, excluding amortization of intangible assets, restructuring charges, acquisition, integration and other costs.

(2) Allocated facility costs and service provider sales and marketing costs

ARRIS INTERNATIONAL PLC

PRELIMINARY ADJUSTED EBITDA RECONCILIATION

(in millions)

(unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Last Twelve Months
Net income (loss) as reported	$(8)	$(17)	$35	$46	$55
Income tax expense (benefit)	(32)	3	(10)	(16)	(54)
Interest income	(2)	(2)	(2)	(2)	(7)
Interest expense	24	23	24	24	94
Depreciation expense	23	23	21	22	89
Amortization of intangible assets	101	115	90	88	394
EBITDA	105	145	158	162	571

Adjustments
Stock-based compensation expense	19	19	24	20	82
Integration, acquisition, restructuring and other costs	68	14	23	5	109
Impairment on goodwill and intangible assets	55	3	-	-	58
Acquisition accounting impacts of deferred revenue	(7)	6	3	2	4
Acquisition accounting impacts of fair valuing inventory	8	17	-	-	25
Remeasurement of deferred taxes	1	4	(4)	1	1
Adjusted EBITDA - Non-GAAP	$248	$208	$204	$191	$850

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Reduction in Revenue Related to Warrants:    We entered into agreements with two customers for the issuance of warrants to purchase up to 14.0 million of ARRIS’s ordinary shares. Vesting of the warrants is subject to certain purchase volume commitments, and therefore the accounting guidance requires that we record any change in the fair value of warrants as a reduction in revenue. Until final vesting, changes in the fair value of the warrants will be marked to market and any adjustment recorded in revenue. We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and gross margin.

Acquisition Accounting Impacts Related to Deferred Revenue:    In connection with the accounting related to our acquisitions, business combination rules require us to account for the fair values of deferred revenue arrangements for post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues as if these purchase accounting adjustments had not been applied. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We historically have experienced high renewal rates related to our support agreements, and our objective is to increase the renewal rates on acquired post contract support agreements. However, we cannot be certain that our customers will renew their contracts.

Stock-Based Compensation Expense:    We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of restricted stock units. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Accounting Impacts Related to Inventory Valuation:    In connection with the accounting related to our acquisitions, business combinations rules require the acquired inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially, we are required to write the inventory up to the end customer price less a reasonable margin as a distributor. We have excluded the resulting adjustments in inventory and cost of goods sold as the historic and forward gross margin trends will differ as a result of the adjustments. We believe it is useful to understand the effects of this on cost of goods sold and margin.

Integration, Acquisition, Restructuring and Other Costs:    We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred expenses in connection with the Pace and Ruckus Networks acquisitions, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, product line disposition and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Impairment of Goodwill and Intangible Assets: We have excluded the effect of the estimated impairment of goodwill and intangible assets in calculating our non-GAAP operating expenses and net income measures. Although an impairment does not directly impact the Company’s current cash position, such expense represents the declining value of the business, technology and other intangible assets that were acquired. We exclude these impairments when significant and they are not reflective of ongoing business and operating results.

Amortization of Intangible Assets:    We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Noncontrolling Interest share of Non-GAAP Adjustments:    The joint venture formed for the ActiveVideo acquisition is accounted for by ARRIS under the consolidation method. As a result, the consolidated Statements of Income include the revenues, expenses, and gains and losses of the noncontrolling interest. The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated Statements of Operations. We have excluded the noncontrolling share of any non- GAAP adjusted measures recorded by the venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Impairment on Investments:    We have excluded the effect of other-than-temporary impairments and certain gains on investments in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Debt Amendment Fees:    In 2017, the Company amended its credit agreement. This debt modification allowed us to improve the terms and conditions of the credit agreement and extend the maturities of certain loan facilities. We have excluded the effect of the associated fees in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).

Remeasurement of Deferred Taxes:    The Company records foreign currency remeasurement gains and losses related to deferred tax liabilities in the United Kingdom. The foreign currency remeasurement gains and losses derived from the remeasurement of the deferred income taxes from GBP to USD. We have excluded the impact of these gains and losses in the calculation of our non-GAAP measures. We believe it is useful to understand the effects of this item on our total other expense (income).

Income Tax Expense (Benefit):    We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state and non-US valuation allowances, benefits for releases of uncertain tax positions due to settlement, change in law or statute of limitations and provision to return differences.